Exhibit 99.1

iRocket and Wilbur Ross-Backed BPGC Acquisition Corp. Announce a $400 Million Merger Letter of Intent for a Business Combination to Transform the Space Launch Industry and List iRocket on Nasdaq

iRocket Provides Next-Generation Reusability and Advanced Propulsion Technology for Aerospace and Defense and is currently performing on a $1.8 million TACFI and $18 million CRADA with DOD for its patented reusable rockets.

The Hon. Wilbur Ross Expected to Join iRocket’s Public Company Board

Proposed Transaction Values iRocket at $400 Million Before Potential Earnouts

LOS ANGELES, CA, and NEW YORK, NY, June 2, 2025 — Innovative Rocket Technologies Inc. (“iRocket”), a reusable space rocket developer, and BPGC Acquisition Corp. (“BPGC”), a special purpose acquisition company sponsored by The Hon. Wilbur Ross, the 39th U.S. Secretary of Commerce with more than 55 years of private equity and investment banking experience, and BPGC Management LP, an independent private equity firm dedicated to opportunistic buyouts and special situations transactions in the global industrials, materials and chemicals sectors, jointly announced today that they entered into a non-binding letter of intent for a proposed business combination. In connection with the closing of the contemplated transaction, the parties expect to apply to list iRocket on Nasdaq.

iRocket is poised to transform the space launch industry with next-generation reusability and advanced propulsion technology for aerospace and defense by making space launch more cost-effective and accessible for the rapidly growing commercial and national security space markets.

“We are more than a rocket company,” said Asad Malik, Founder and CEO of iRocket. “Our mission is to secure the future of U.S. defense and space capabilities. We believe that partnering with BPGC Management LP and Wilbur Ross will give us the strategic capital, network and governance to execute our mission at scale. They recognize that iRocket’s proprietary design and technologies have the potential to transform the economics and tactical capabilities of space launch, which is essential to national security.”

“iRocket represents a rare opportunity to back a company that is both visionary and execution-focused,” said The Hon. Wilbur Ross. “The team has developed breakthrough technology, and we believe iRocket is uniquely positioned to serve the U.S. defense industrial base, support allies and drive innovation across space and national security. We look forward to helping the company scale its operations, secure government contracts, and expand globally.”

Early iRocket investor Anne Dwane, Co-Founder and General Partner of Village Global LP (backed by Bill Gates, Eric Schmidt and Reid Hoffman), also commented, “We backed iRocket at inception, and have seen Asad and his team relentlessly innovate to dramatically reduce the cost of accessing space for both civilian and defense customers.”

Recondition, Reload, and Relaunch™ iRocket’s 100% reusability – based on its patented engine design – enables rapid, low-cost access to space, which is essential for meeting the high-frequency, high-volume demands of LEO constellations. iRocket will dramatically reduce launch costs, while responding to customer’s needs and making small satellite constellations and responsive space missions less expensive. This capability supports the growing needs of defense, commercial, and scientific customers for on-demand, tactically responsive access to space. iRocket’s reusability delivers a decisive competitive edge in the new space economy, unlocking markets for iRocket that expendable or partially reusable systems cannot profitably serve

Details of the Proposed Transaction:

The parties have agreed on certain key terms of the proposed business combination and executed a non-binding letter of intent. Under the terms of the letter of intent, iRocket and BPGC would become a combined entity, with iRocket’s existing shareholders exchanging their shares in iRocket for equity in the combined public company. The letter of intent contemplates a pre-money equity value of iRocket of $400 million, before potential earnouts based on share price performance. The parties will announce additional details regarding the proposed business combination when a definitive agreement is executed, which is expected to occur in the summer of this year, with a closing anticipated before year end.

No assurances can be made that the parties will successfully negotiate and enter into a definitive agreement, or that the proposed transaction will be consummated on the terms or timeframe currently contemplated, or at all. Any transaction would be subject to the completion of due diligence, the negotiation of a definitive agreement providing for the proposed business combination, satisfaction of the conditions negotiated therein, board and equity holder approval, regulatory approvals, and other customary conditions.

Advisors

Cohen & Company Capital Markets, a division of J.V.B. Financial Group, LLC is serving as the exclusive sell side advisor and lead capital markets advisor to iRocket. Greenberg Traurig LLP is serving as legal counsel to iRocket. White & Case LLP is serving as legal counsel to BPGC.

Additional Information and Where to Find It

If a definitive agreement is entered into in connection with the proposed business combination, a newly formed holding company, iRocket or BPGC will prepare a registration statement, including a proxy statement/prospectus, to be filed with the U.S. Securities and Exchange Commission (“SEC”). The proxy statement/prospectus will be mailed to BPGC’s shareholders. BPGC urges investors and other interested persons to read, when available, the proxy statement/prospectus, as well as other documents filed with the SEC, because these documents will contain important information about the proposed business combination. Such persons can also read BPGC’s filings with the SEC for a description of the security holdings of its officers and directors and their respective interests as security holders in the consummation of the transactions described herein. The proxy statement statement/prospectus, once available, can be obtained, without charge, at the SEC’s web site (http://www.sec.gov).

Participants in the Solicitation

iRocket and BPGC and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of BPGC’s shareholders in connection with the proposed business combination. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of BPGC’s directors and officers in BPGC’s SEC filings. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to BPGC’s shareholders in connection with the proposed business combination will be set forth in the proxy statement/prospectus for the proposed business combination when available. Information concerning the interests of iRocket’s and BPGC’s participants in the solicitation, which may, in some cases, be different than those of their respective equityholders generally, will be set forth in the proxy statement/prospectus relating to the proposed business combination when it becomes available.

Forward-Looking Statements:

This press release includes “forward-looking statements” with respect to BPGC and iRocket. The expectations, estimates, and projections of the businesses of iRocket and BPGC may differ from their actual results and consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, expectations with respect to future performance and anticipated financial impacts of the proposed transaction, the satisfaction of the closing conditions to the proposed transaction, and the timing of the completion of the proposed transaction. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside of the control of iRocket and BPGC and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the negotiations and any subsequent definitive agreements with respect to the proposed business combination, and the possibility that the terms and conditions set forth in any definitive agreements with respect to the proposed business combination may differ materially from the terms and conditions set forth in the term sheet, (2) the outcome of any legal proceedings that may be instituted against the parties following the announcement of the proposed business combination and any definitive agreements with respect thereto; (3) the inability to complete the proposed transaction, including due to failure to obtain approval of the shareholders of iRocket and BPGC or other conditions to closing; (4) the inability to obtain or maintain the listing of the post-transaction company’s shares on Nasdaq or another national securities exchange following the proposed transaction; (5) the ability of BPGC to become current in its SEC filings; (6) the risk that the proposed transaction disrupts current plans and operations as a result of the announcement and consummation of the proposed transaction; (7) the ability to recognize the anticipated benefits of the proposed transaction, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees; (8) costs related to the proposed transaction; (9) changes in applicable laws or regulations; and (10) other risks and uncertainties included in documents filed or to be filed with the SEC by iRocket and BPGC. The foregoing list of factors is not exclusive. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. iRocket and BPGC do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. Past performance by iRocket’s or BPGC’s management teams and their respective affiliates is not a guarantee of future performance. Therefore, you should not place undue reliance on the historical record of the performance of iRocket’s or BPGC’s management teams or businesses associated with them as indicative of future performance of an investment or the returns that iRocket or BPGC will, or are likely to, generate going forward.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed transaction. This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

About iRocket

Since 2018, iRocket is transforming rapid and responsive access to space with development of its Shockwave launch vehicle, which is uniquely designed for recovery and reuse of all of its stages. Just as airplanes fly multiple flights, we will Recondition, Reload, and Relaunch™ our rockets in under 24 hours. iRocket’s patented liquid rocket engines will maintain high efficiency through descent as well as ascent. Our engines will be fueled with sustainable liquid oxygen and methane, which burns cooler, imparts less stress on components, and further supports iRocket’s unique 24-hour turn-around time. Being on a leading edge with its rocket engine expertise, iRocket is also developing solid rocket motors that will transform boosters, missiles, and interceptors. For more about iRocket, visit www.irocketusa.com. You can also follow iRocket on LinkedIn @iRocket and on X (formerly Twitter) at @iRocketUSA @innovasad.

About BPGC Acquisition Corp.

BPGC Acquisition Corp. is a blank check company sponsored by BPGC Sponsor, LLC, whose members include BPGC Management LP and the Hon. Wilbur Ross. BPGC Management LP is an independent private equity firm dedicated to opportunistic buyouts and special situations transactions in the global industrials, materials and chemicals sectors. BPGC Management LP’s partners previously served in various leadership roles at Invesco Private Capital and WL Ross & Co., and share a deep heritage of successfully investing across multiple geographies for over 20 years. BPGC Management LP manages over $700 million in assets under management (AUM) and is headquartered in New York City.

Investor & Media Contacts

Asad Malik

amalik@irocketusa.com

(917) 770-0255

Wilbur Ross

wilburross@icloud.com

(917) 414-5318

Nadim Qureshi

nqureshi@BPGC.com

(347) 439 6664

Wendy Newman

wendy@strategic-voice.com

(408) 393-1154

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